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EXHIBIT 10.8

SUMMARY OF DIRECTOR COMPENSATION

        Each non-employee director will receive an annual cash retainer of $25,000 and an annual grant of $25,000 in shares of class A common stock. We'll pay non-employee directors $1,500 for each meeting of the board of directors that they attend and $1,000 for each meeting of a committee of the board of directors that they attend ($500 in the case of telephonic committee meeting). Annual retainers will be paid to the chairperson of each committee of the board of directors as follows: $20,000 for the audit committee chairperson, $5,000 for each of the compensation committee chairperson and the nominating/governance committee chairperson and $3,000 for the chairperson of any other committee established by the board of directors. Directors will also be reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance. Each of Messrs. Baldocchi, Charlesworth and Flynn and Ms. Friedman is entitled to payment of $12,000 in 2006 for service as a director during 2005.

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  EXHIBIT 10.8
SUMMARY OF DIRECTOR COMPENSATION